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Exhibit 23.2

CONSENT OF UHY LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S4 of Global Geophysical Services, Inc. and Subsidiaries, and to the reference to our report dated February 16, 2010, with respect to the consolidated financial statements of Global Geophysical Services, Inc. and Subsidiaries as of December 31, 2008 and 2009 and for each of the years in the three-year period ended December 31, 2009.

Houston, Texas
August 3, 2010

UHY LLP is an Independent Member of UHY International Limited

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  Exhibit 23.2
CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM